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                                                                    EXHIBIT 23.2
                                                                    ------------

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 2, 2000 except for Note T, for which the date is March 2, 2000 relating to the financial statements, which appears in the 1999 Annual Report to Shareholders of ePresence, Inc. (formerly Banyan Systems Incorporated), which is incorporated by reference in ePresence's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated February 2, 2000 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
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Boston, Massachusetts
June 21, 2000